SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: April 16, 2003

FEDERATED DEPARTMENT STORES, INC.

7 West Seventh Street, Cincinnati, Ohio 45202 (513) 579-7000

-and-

151 West 34th Street, New York, New York 10001 (212) 494-1602

Delaware	1-13536	13-3324058
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Item 5.	Other Events.

     On April 16, 2003, Federated Department Stores, Inc. ("Federated") issued a press release announcing that its Board of Directors declared an initial quarterly dividend of 12.5 cents a share on Federated common stock and authorized an increase in Federated's stock repurchase program by $500 million. A copy of this press release is filed herewith as Exhibit 99.1 and incorporated by this reference.

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits.

(a) and (b) Not applicable.

(c) Exhibits.

99.1 Press release of Federated issued on April 16, 2003 regarding the declaration of quarterly dividends and an increase in the stock repurchase program.

FEDERATED DEPARTMENT STORES, INC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERATED DEPARTMENT STORES, INC.

Dated: April 16, 2003	By: /s/ Joel A. Belsky
Name: Joel A. Belsky
Title: Vice President and Controller
EXHIBIT INDEX

Exhibit Number

99.1	Press release of Federated issued on April 16, 2003 regarding the declaration of quarterly dividends and an increase in the stock repurchase program.

Exhibit 99.1

FEDERATED DEPARTMENT STORES, INC.
Contacts:
Media - Carol Sanger
513/579-7764
Investor - Susan Robinson
513/579-7780

FOR IMMEDIATE RELEASE

FEDERATED BOARD INITIATES QUARTERLY DIVIDEND, AUTHORIZES ADDITIONAL $500 MILLION STOCK REPURCHASE

     CINCINNATI, OHIO, April 16, 2003 - The board of directors of Federated Department Stores, Inc. today declared an initial quarterly dividend of 12.5 cents a share on Federated common stock and increased the company's authorized stock repurchase program by $500 million.

     The dividend is payable July 1, 2003 to shareholders of record at the close of business on June 16, 2003. The company said it currently intends to pay regular quarterly dividends going forward. The dividend will result in an anticipated payout of approximately $95 million a year, based on the current number of shares outstanding.

The $500 million authorization for stock repurchase adds to the approximately $120 million remaining under the existing authorization. Federated repurchased approximately 11.4 million shares in 2002.

     "This dividend declaration signals the board's confidence in the company's financial strength and the stability of its cash flow," said Terry J. Lundgren, Federated's president and chief executive officer. "As evidenced by the incremental $500 million authorization, the company intends to continue to use share repurchases as well as the dividend to increase total shareholder return. In view of the substantial cash that Federated has on its balance sheet and our expected future cash flow, we will continue to have the flexibility to fund strategic investments, as well as further reduce our debt."

     This release contains certain forward-looking statements that reflect current views of the financial performance and future events of Federated. The words expect, plan, think, believe and other similar expressions identify forward-looking statements. Any such statements are subject to risks and uncertainties. Future results of Federated operations could differ materially from historical results or current expectations because of a variety of factors that affect the company, including transaction costs associated with the renovation, conversion and transitioning of company retail stores in regional markets; the outcome and timing of sales and leasing in conjunction with the disposition of company retail store properties; the retention, reintegration and transitioning of displaced company employees; competitive pressures from department and specialty stores, general merchandise stores, manufacturers' outlets, off-price and discount stores, and all other retail channels; and general consumer-spending levels, including the impact of the availability and level of consumer debt, and the effects of weather.

     Federated, with corporate offices in Cincinnati and New York, is one of the nation's leading department store retailers, with annual sales of more than $15 billion. Federated currently operates more than 450 stores in 34 states, Guam and Puerto Rico, under the names of Macy's, Bloomingdale's, The Bon Marche, Burdines, Goldsmith's, Lazarus and Rich's-Macy's, as well as macys.com and Bloomingdale's By Mail.

(NOTE: Weekly sales updates are available at 513/579-7987. Additional information about Federated, including archived press releases, is available on the Internet at www.fds.com.)